Exhibit 99.1

CarGurus Announces Third Quarter 2025 Results

Q3’25 Marketplace revenue grew 14% YoY to $232 million, above the midpoint of our guidance range

GAAP Marketplace (U.S. Marketplace Segment and Other) operating income of $64.1 million; Non-GAAP Marketplace (U.S. Marketplace Segment and Other) Adjusted EBITDA of $82.4 million, up 18% YoY, above the midpoint of our guidance range

Further advanced our innovative AI-powered solutions with PriceVantage, Dealership Mode, and CG Discover

Repurchased $111 million worth of shares in Q3’25; have repurchased 23% of shares outstanding since initiation of buyback program in December 2022

BOSTON, November 6, 2025 - CarGurus, Inc. (Nasdaq: CARG), the No. 1 visited automotive shopping site in the U.S.1, today announced financial results for the third quarter ended September 30, 2025.

“We delivered another quarter of strong Marketplace revenue growth as dealers have increasingly adopted our data-driven tools,” said Jason Trevisan, Chief Executive Officer at CarGurus. “Our product innovation is driving measurable ROI across more areas of the dealership, like inventory, pricing, marketing, and data intelligence. That adoption, coupled with strong execution, has fueled solid growth in both our U.S. and international businesses. We believe these trends position us well to extend our leadership, deepen customer relationships, access new market segments, and drive long-term growth.”

Third Quarter Financial Highlights

Below are our third quarter financial highlights for the three and nine months ended September 30, 2025. The amounts in the tables below may not sum due to rounding.

	Three Months Ended		Nine Months Ended
	September 30, 2025		September 30, 2025
	Results (in millions)	Variance from Prior Year	Results (in millions)	Variance from Prior Year
Revenue
Marketplace Revenue	$231.7	14%	$665.9	14%
Wholesale Revenue	2.2	(81)%	16.3	(61)%
Product Revenue	4.8	(69)%	15.7	(59)%
Total Revenue	$238.7	3%	$697.9	5%

Gross Profit (1)	$213.5	17%	$617.6	14%
% Margin	89%	1,055 bps	88%	741 bps

Operating Expenses (2)	$158.9	2%	$492.3	(15)%

GAAP Marketplace (U.S. Marketplace Segment and Other) Operating Income (3)	$64.1	22%	$177.5	33%
% Margin	28%	182 bps	27%	382 bps

Non-GAAP Marketplace (U.S. Marketplace Segment and Other) Adjusted EBITDA (4)	$82.4	18%	$232.1	25%
% Margin (4)	36%	122 bps	35%	310 bps

GAAP Net Income (3)	$44.7	99%	$106.1	NM(6)
% Margin	19%	900 bps	15%	NM(6)

Non-GAAP Adjusted EBITDA (4)	$78.7	21%	$222.3	30%
% Margin (4)	33%	491 bps	32%	619 bps

Cash and Cash Equivalents at period end (5)	$178.8	(41)%	$178.8	(41)%
(1)
There was no impairment of other assets for the three months ended September 30, 2025. During the three months ended September 30, 2024, we recorded $9.8 million of impairments in cost of revenue. During the nine months ended September 30, 2025 and 2024, we recorded $2.9 million and $9.9 million, respectively, of impairments in cost of revenue.
(2)
During the three months ended September 30, 2025, there was no impairment recorded. During the three months ended September 30, 2024, we recorded $7.0 million of impairments in operating expenses. During the nine months ended September 30, 2025 and 2024, we recorded $29.6 million and $134.5 million, respectively, of impairments in operating expenses.
(3)
During the three months ended September 30, 2025, there was no impairment recorded. During the three months ended September 30, 2024, we recorded $16.8 million of impairments. During the nine months ended September 30, 2025 and 2024, we recorded $32.6 million and $144.4 million, respectively, of impairments.
(4)
For more information regarding our use of non-GAAP Marketplace (U.S. Marketplace Segment and Other) Adjusted EBITDA, non-GAAP Adjusted EBITDA, and other non-GAAP financial measures, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.
(5)
Variance represents the change from December 31, 2024.
(6)
Not meaningful.

	Three Months Ended		Nine Months Ended
	September 30, 2025		September 30, 2025
	Results	Variance from Prior Year	Results	Variance from Prior Year
Key Performance Indicators (1)
U.S. Paying Dealers (2)	25,743	5%	25,743	5%
International Paying Dealers (2)	7,930	11%	7,930	11%
Total Paying Dealers (2)	33,673	6%	33,673	6%

U.S. QARSD	$7,742	8%	$7,742	8%
International QARSD	$2,375	15%	$2,375	15%
Consolidated QARSD	$6,492	8%	$6,492	8%

Segment Reporting (in millions)
U.S. Marketplace Segment Revenue	$210.4	12%	$608.3	13%
U.S. Marketplace Segment Operating Income	$61.0	21%	$169.6	34%
Digital Wholesale Segment Revenue	$7.0	(74)%	$32.0	(60)%
Digital Wholesale Segment Operating Loss (3)	$(9.4)	63%	$(52.3)	70%
(1)
For more information regarding our use of Key Performance Indicators, please see the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.
(2)
Metrics presented as of September 30, 2025.
(3)
For the three months ended September 30, 2025, there was no impairment recorded. For the three months ended September 30, 2024, Digital Wholesale Segment Operating Loss is inclusive of $16.8 million of impairments. For the nine months ended September 30, 2025 and 2024, Digital Wholesale Segment Operating Loss is inclusive of $32.6 million and $144.4 million, respectively, of impairments.

Fourth Quarter and Full-Year 2025 Guidance

The table below provides CarGurus’ guidance, which is based on recent market trends, industry conditions, and management’s expectations and assumptions as of today.

Fourth Quarter 2025 Guidance Metrics	Values
Marketplace Revenue (1)	$236.0 million to $241.0 million
Non-GAAP Marketplace (U.S. Marketplace Segment and Other) Adjusted EBITDA	$83.0 million to $91.0 million
Non-GAAP Earnings per Share	$0.61 to $0.67
(1)
Marketplace revenue consists of U.S. Marketplace Segment and Other revenue.

Full-Year 2025 Guidance Metrics	Values
Marketplace Revenue (1)	$902.0 million to $907.0 million
Non-GAAP Marketplace (U.S. Marketplace Segment and Other) Adjusted EBITDA	$313.0 million to $321.0 million
Non-GAAP Earnings per Share	$2.19 to $2.25
(1)
Marketplace revenue consists of U.S. Marketplace Segment and Other revenue.

The fourth quarter and full-year 2025 non-GAAP earnings per share calculations assume 97.0 million and 101.0 million, respectively, diluted weighted-average common shares outstanding.

The assumptions that are built into guidance for the fourth quarter and full-year 2025 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market trends and industry conditions. Guidance for the fourth quarter and full-year 2025 excludes macro-level industry issues that result in dealers and consumers materially changing their recent market trends or that cause us to enact measures to assist dealers. Guidance also excludes any potential impact of future foreign currency exchange gains or losses. CarGurus may incur charges, realize gains or losses, or experience other events or circumstances in 2025 that could cause any of these assumptions to change and/or actual results to vary from this guidance.

CarGurus has not reconciled its guidance of non-GAAP Marketplace (U.S. Marketplace Segment and Other) Adjusted EBITDA to GAAP Marketplace (U.S. Marketplace Segment and Other) operating income or non-GAAP earnings per share to GAAP earnings per share because we are unable to accurately predict without unreasonable effort the exact amount or timing of certain reconciling items between such GAAP and non-GAAP financial measures, including, as applicable, depreciation expenses, amortization of intangible assets, non-intangible amortization, stock-based compensation, transaction-related expenses, and income tax effects. The variability of these reconciling items could have a significant impact on our future GAAP reported results.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its third quarter 2025 financial results and business outlook at 5:00 p.m. Eastern Time today, November 6, 2025. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, November 6, 2025, until 11:59 p.m. Eastern Time on November 20, 2025, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13755566. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is the leading multinational automotive platform helping consumers and dealers confidently buy and sell vehicles. Founded in 2006 with a mission to bring more trust and transparency to car shopping, CarGurus is the No. 1 visited automotive shopping site in the U.S.1 with the largest selection of inventory and network of dealers.2 CarGurus’ unmatched selection, trusted automotive insights, and data-driven products and solutions support each shopper’s journey — from online research and shopping to in-dealership decisions — to empower them at every step. And, by translating data from billions of monthly site interactions, CarGurus provides dealers a personalized, predictive intelligence platform with software solutions that helps them run their businesses more efficiently and profitably at all stages of inventory acquisition and pricing, marketing, and conversion to sale.

CarGurus operates online marketplaces in the U.S., U.K., and Canada. The company’s network of brands includes PistonHeads, the largest online motoring community in the U.K.3, and Autolist, a U.S.- based online marketplace.

To learn more about CarGurus, visit www.cargurus.com.

1 Similarweb: Traffic and Engagement Report [Cars.com, Autotrader.com, TrueCar.com, CARFAX.com Listings
(defined as CARFAX.com Total Visits minus Vehicle History Reports)], Q3 2025, U.S.

2Compared to Autotrader.com (YipitData July/August 2025), Cars.com, TrueCar.com (YipitData as of September 30, 2025), and CARFAX (Joreca as of September 30, 2025).

3 Similarweb: Traffic Insights, Q3 2025, U.K.

CarGurus® and Autolist® are each a registered trademark of CarGurus, Inc., CarOffer® is a registered trademark of CarOffer, LLC, and PistonHeads® is a registered trademark of CarGurus Ireland Limited in the U.K. and the European Union. All other product names, trademarks, and registered trademarks are property of their respective owners.

© 2025 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements contained in this press release, including statements regarding our future financial and operating results; our fourth quarter and full-year 2025 financial and business performance, including guidance; the expectations about our intended wind-down of CarOffer, LLC ("CarOffer"), including the Dealer-to-Dealer and Instant Max Cash Offer products (the “CarOffer Transactions Business"), such as expected costs and timing; our plans to focus on technology and analytics that will enable smarter sourcing and pricing decisions; our business and growth strategy and our plans to execute on our growth strategy; our ability to grow our business profitably and efficiently; our capital allocation and investment strategy; the attractiveness and value proposition of our current offerings and other product opportunities; our ability to maintain existing and acquire new customers; addressable opportunities; our expectation that we will continue to invest in growth initiatives; our ability to quickly make transformations necessary for our business to achieve long-term goals; and our ability to overcome challenges facing the automotive industry ecosystem, including inventory supply problems, global supply chain challenges, including disruptions to pre-existing supply chains and vendor relations, changes to trade policies or tariff regulations, financial market volatility and disruption, increased interest rates, inflationary concerns, and other macroeconomic issues, including uncertain or volatile economic conditions in the U.S. and abroad, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “guide,” “guidance,” “intend,” “may,” “might,” “plan,” “potential,” “predicts,” “projects,” “seeks,” “should,” “strive,” “target,” “will,” “would,” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. You should not rely upon forward-looking statements as predictions of future events.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including risks related to our growth and our ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to implement our plan to wind down CarOffer, including the CarOffer Transactions Business; failure to achieve expected organizational efficiencies from the wind-down; the estimated timing and costs associated with the wind-down; the impact the wind-down will have on our operations; disruptions in relationships with dealers, customers, vendors, contractors, and employees given our decision to wind down CarOffer, including the CarOffer Transactions Business; unanticipated developments that may prevent, delay, or increase the costs associated with the wind-down activities; the potential impact on our business due to the announcement of the wind-down; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; increased inflation and interest rates, global supply chain challenges, changes in international trade policies, including tariffs, volatile economic conditions, and other macroeconomic issues; the impact of changes in tax law and related guidance and regulations that may be implemented, including on tax rates, our business, and our financial results; changes in our key personnel; natural disasters, epidemics, or pandemics; and our ability to operate in compliance with applicable laws as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the U.S. Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Kirndeep Singh

Vice President, Head of Investor Relations

investors@cargurus.com

Media Contact:

Maggie Meluzio

Director, Public Relations and External Communications

pr@cargurus.com

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of September 30, 2025	As of December 31, 2024
Assets
Current assets
Cash and cash equivalents	$178,834	$304,193
Accounts receivable, net of allowance for doubtful accounts of $1,186 and $788, respectively	39,612	44,248
Inventory	—	338
Prepaid expenses, prepaid income taxes, and other current assets	36,078	27,868
Deferred contract costs	14,843	12,523
Restricted cash	21	2,036
Total current assets	269,388	391,206
Property and equipment, net	132,934	130,010
Intangible assets, net	3,493	11,767
Goodwill	28,409	46,167
Operating lease right-of-use assets	116,665	121,484
Deferred tax assets	92,706	106,672
Deferred contract costs, net of current portion	12,842	13,196
Other non-current assets	4,035	4,034
Total assets	$660,472	$824,536
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$30,350	$26,410
Accrued expenses, accrued income taxes, and other current liabilities	30,546	35,975
Deferred revenue	23,643	21,661
Operating lease liabilities	9,317	9,005
Total current liabilities	93,856	93,051
Operating lease liabilities	183,944	183,739
Deferred tax liabilities	26	26
Other non–current liabilities	7,197	6,031
Total liabilities	285,023	282,847
Stockholders’ equity
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 81,908,990 and 89,002,571 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	82	89
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 14,216,250 and 14,986,745 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	14	15
Additional paid-in capital	6,776	169,013
Retained earnings	367,187	375,119
Accumulated other comprehensive income (loss)	1,390	(2,547)
Total stockholders’ equity	375,449	541,689
Total liabilities and stockholders’ equity	$660,472	$824,536

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue
Marketplace	$231,653	$204,019	$665,886	$586,405
Wholesale	2,249	12,107	16,271	41,351
Product	4,794	15,232	15,730	38,090
Total revenue	238,696	231,358	697,887	665,846
Cost of revenue (1)
Marketplace	16,946	13,521	46,755	41,051
Wholesale (2)	3,366	20,415	17,883	47,272
Product	4,852	14,871	15,628	37,567
Total cost of revenue	25,164	48,807	80,266	125,890
Gross profit	213,532	182,551	617,621	539,956
Operating expenses
Sales and marketing	89,368	81,216	260,421	245,801
Product, technology, and development	36,316	36,359	106,936	108,484
General and administrative	28,463	28,187	82,305	83,682
Impairments	—	7,026	29,633	134,501
Depreciation and amortization	4,711	2,329	13,053	7,354
Total operating expenses	158,858	155,117	492,348	579,822
Income (loss) from operations	54,674	27,434	125,273	(39,866)
Other income, net
Interest income	2,292	2,717	7,524	9,063
Other (expense) income, net	(399)	(94)	(271)	122
Total other income, net	1,893	2,623	7,253	9,185
Income (loss) before income taxes	56,567	30,057	132,526	(30,681)
Provision for (benefit from) income taxes	11,850	7,546	26,421	(5,772)
Net income (loss)	$44,717	$22,511	$106,105	$(24,909)
Net income (loss) per share attributable to common stockholders
Basic	$0.46	$0.22	$1.06	$(0.24)
Diluted	$0.45	$0.21	$1.04	$(0.24)
Weighted-average number of shares of common stock used in computing net income (loss) per share attributable to common stockholders
Basic	98,170,081	103,321,988	100,033,516	104,769,518
Diluted	99,722,575	105,059,283	101,640,190	104,769,518
(1)
For the three months ended September 30, 2025 and 2024 and for the nine months ended September 30, 2025 and 2024, cost of revenue includes $2,645, $2,849, $7,539, and $10,968, respectively.
(2)
For the three months ended September 30, 2025, there was no impairment recorded in cost of revenue. For the three months ended September 30, 2024, and for the nine months ended September 30, 2025 and 2024, we recorded $9,750, $2,919, and $9,930, respectively, in impairments.

Unaudited Segment Revenue

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Segment Revenue
U.S. Marketplace	$210,441	$187,253	$608,321	$540,293
Digital Wholesale	7,043	27,339	32,001	79,441
Other	21,212	16,766	57,565	46,112
Total	$238,696	$231,358	$697,887	$665,846

Unaudited Segment Income (Loss) from Operations

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Segment Income (Loss) from Operations
U.S. Marketplace	$61,009	$50,410	$169,552	$126,670
Digital Wholesale	(9,441)	(25,317)	(52,261)	(173,815)
Other	3,106	2,341	7,982	7,279
Total	$54,674	$27,434	$125,273	$(39,866)

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating Activities
Net income (loss)	$44,717	$22,511	$106,105	$(24,909)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	7,356	5,178	20,592	18,322
Currency gain on foreign denominated transactions	11	(741)	(446)	(234)
Other non-cash income, net	(101)	—	(101)	(816)
Deferred taxes	27,296	(3,180)	13,966	(47,344)
Provision for doubtful accounts	924	736	2,047	1,534
Stock-based compensation expense	12,627	15,455	38,552	46,614
Amortization of deferred financing costs	129	129	387	387
Amortization of deferred contract costs	4,172	3,608	11,986	10,241
Impairments	—	16,776	32,552	144,431
Changes in operating assets and liabilities
Accounts receivable	1,181	(5,636)	3,404	(5,393)
Inventory	711	863	338	149
Prepaid expenses, prepaid income taxes, and other assets	(17,346)	(332)	(8,452)	7,093
Deferred contract costs	(4,278)	(3,859)	(13,707)	(11,307)
Accounts payable	(2,465)	1,469	4,227	10,770
Accrued expenses, accrued income taxes, and other liabilities	(2,854)	(1,706)	(6,058)	(2,568)
Deferred revenue	247	79	1,933	555
Lease obligations	(1,162)	4,846	4,838	32,232
Net cash provided by operating activities	71,165	56,196	212,163	179,757
Investing Activities
Purchases of property and equipment	(1,362)	(10,288)	(5,185)	(64,937)
Capitalization of website development costs	(5,794)	(4,607)	(17,447)	(15,314)
Purchases of short-term investments	—	—	—	(494)
Sale of short-term investments	—	—	—	21,218
Advance payments to customers, net of collections	—	—	—	259
Net cash used in investing activities	(7,156)	(14,895)	(22,632)	(59,268)
Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	25	49	429	75
Payment of withholding taxes on net share settlements of restricted stock units	(7,374)	(5,986)	(22,704)	(17,391)
Repurchases of common stock	(110,279)	(3,701)	(294,887)	(146,180)
Payment of excise tax for repurchase of common stock	—	—	(682)	—
Payment of finance lease obligations	(20)	(19)	(60)	(56)
Change in gross advance payments received from third-party transaction processor	(803)	(624)	(1,084)	(704)
Net cash used in financing activities	(118,451)	(10,281)	(318,988)	(164,256)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(52)	1,356	2,083	582
Net (decrease) increase in cash, cash equivalents, and restricted cash	(54,494)	32,376	(127,374)	(43,185)
Cash, cash equivalents, and restricted cash at beginning of period	233,349	218,365	306,229	293,926
Cash, cash equivalents, and restricted cash at end of period	$178,855	$250,741	$178,855	$250,741

Unaudited Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income and GAAP Net Income (Loss) Per Share Attributable to Common Stockholders to Non-GAAP Net Income Per Share Attributable to Common Stockholders:

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024(1)	2025	2024(1)
GAAP net income (loss)	$44,717	$22,511	$106,105	$(24,909)
Amortization of intangible assets	813	509	1,830	3,148
Stock-based compensation expense	12,627	15,455	38,552	46,834
Transaction-related expenses	206	39	1,486	1,115
Restructuring expenses	3,803	—	3,803	—
Impairments	—	16,776	32,552	144,431
Income tax effects and adjustments	(5,718)	(9,058)	(22,656)	(47,284)
Non-GAAP net income	$56,448	$46,232	$161,672	$123,335
GAAP net income (loss) per share attributable to common stockholders
Basic	$0.46	$0.22	$1.06	$(0.24)
Diluted	$0.45	$0.21	$1.04	$(0.24)
Non-GAAP net income per share attributable to common stockholders
Basic	$0.58	$0.45	$1.62	$1.18
Diluted	$0.57	$0.44	$1.59	$1.18
Shares used in GAAP and Non-GAAP per share calculations
Basic	98,170	103,322	100,034	104,770
Diluted	99,723	105,059	101,640	104,770
(1)
During the three months ended March 31, 2025, we identified an immaterial error to our non-GAAP net income calculation related to the income tax effects and adjustments and have updated the table to correct the calculation for the three months ended September 30, 2024 and for the nine months ended September 30, 2024. For the three months ended September 30, 2024, this resulted in a decrease in the basic and diluted non-GAAP net income per share attributable to common stockholders from $0.46 per share to $0.45 per share and from $0.45 per share to $0.44, respectively. For the nine months ended September 30, 2024, this resulted in a decrease in the basic non-GAAP net income per share attributable to common stockholders from $1.19 per share to $1.18 per share.

Unaudited Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA and GAAP Net Income (Loss) Margin to Non-GAAP Adjusted EBITDA Margin

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP net income (loss)	$44,717	$22,511	$106,105	$(24,909)
Depreciation and amortization	7,356	5,178	20,592	18,322
Stock-based compensation expense	12,627	15,455	38,552	46,834
Transaction-related expenses	206	39	1,486	1,115
Restructuring expenses	3,803	—	3,803	—
Impairments	—	16,776	32,552	144,431
Other income, net	(1,893)	(2,623)	(7,253)	(9,185)
Provision for (benefit from) income taxes	11,850	7,546	26,421	(5,772)
Non-GAAP adjusted EBITDA	$78,666	$64,882	$222,258	$170,836

GAAP net income (loss) margin	19%	10%	15%	(4)%
Non-GAAP adjusted EBITDA margin	33%	28%	32%	26%

Unaudited Reconciliation of GAAP Marketplace (U.S. Marketplace Segment and Other) Operating Income to Non-GAAP Marketplace (U.S. Marketplace Segment and Other) Adjusted EBITDA and GAAP Marketplace (U.S. Marketplace Segment and Other) Operating Income Margin to Non-GAAP Marketplace (U.S. Marketplace Segment and Other) Adjusted EBITDA Margin

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP Marketplace (U.S. Marketplace Segment and Other) Operating Income	$64,115	$52,751	$177,534	$133,949
Depreciation and amortization	6,308	2,892	17,707	8,319
Stock-based compensation expense	12,026	14,476	36,866	43,899
Transaction-related expenses	(2)	7	5	79
Non-GAAP Marketplace (U.S. Marketplace Segment and Other) Adjusted EBITDA	$82,447	$70,126	$232,112	$186,246

GAAP Marketplace (U.S. Marketplace Segment and Other) Operating Income margin	28%	26%	27%	23%
Non-GAAP Marketplace (U.S. Marketplace Segment and Other) Adjusted EBITDA margin	36%	34%	35%	32%

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue	$238,696	$231,358	$697,887	$665,846
Cost of revenue	25,164	48,807	80,266	125,890
GAAP gross profit	213,532	182,551	617,621	539,956
Amortization of intangible assets included in Cost of revenue	—	—	—	875
Stock-based compensation expense included in Cost of revenue	75	96	213	387
Transaction-related expenses included in Cost of revenue	1	—	272	92
Restructuring expenses included in Cost of revenue	392	—	392	—
Impairments included in Cost of revenue	—	9,750	2,919	9,930
Non-GAAP gross profit	$214,000	$192,397	$621,417	$551,240

GAAP gross profit margin	89%	79%	88%	81%
Non-GAAP gross profit margin	90%	83%	89%	83%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended September 30, 2025
	GAAP expense	Amortization of intangible assets	Stock-based compensation expense	Transaction-related expenses	Restructuring expenses	Impairments	Non-GAAP expense
Cost of revenue	$25,164	$—	$(75)	$(1)	$(392)	$—	$24,696
Sales and marketing	89,368	—	(2,781)	—	(1,424)	—	85,163
Product, technology, and development	36,316	—	(5,393)	(12)	(1,189)	—	29,722
General and administrative	28,463	—	(4,378)	(193)	(798)	—	23,094
Impairments	—	—	—	—	—	—	—
Depreciation & amortization	4,711	(813)	—	—	—	—	3,898
Operating expenses(1)	$158,858	$(813)	$(12,552)	$(205)	$(3,411)	$—	$141,877
Total cost of revenue and operating expenses	$184,022	$(813)	$(12,627)	$(206)	$(3,803)	$—	$166,573

	Three Months Ended September 30, 2024
	GAAP expense	Amortization of intangible assets	Stock-based compensation expense	Transaction-related expenses	Restructuring expenses	Impairments	Non-GAAP expense
Cost of revenue	$48,807	$—	$(96)	$—	$—	$(9,750)	$38,961
Sales and marketing	81,216	—	(3,017)	(6)	—	—	78,193
Product, technology, and development	36,359	—	(6,164)	—	—	—	30,195
General and administrative	28,187	—	(6,178)	(33)	—	—	21,976
Impairments	7,026	—	—	—	—	(7,026)	—
Depreciation & amortization	2,329	(509)	—	—	—	—	1,820
Operating expenses(1)	$155,117	$(509)	$(15,359)	$(39)	$—	$(7,026)	$132,184
Total cost of revenue and operating expenses	$203,924	$(509)	$(15,455)	$(39)	$—	$(16,776)	$171,145

	Nine Months Ended September 30, 2025
	GAAP expense	Amortization of intangible assets	Stock-based compensation expense	Transaction-related expenses	Restructuring expenses	Impairments	Non-GAAP expense
Cost of revenue	$80,266	$—	$(213)	$(272)	$(392)	$(2,919)	$76,470
Sales and marketing	260,421	—	(8,593)	(497)	(1,424)	—	249,907
Product, technology, and development	106,936	—	(16,500)	(215)	(1,189)	—	89,032
General and administrative	82,305	—	(13,246)	(502)	(798)	—	67,759
Impairments	29,633	—	—	—	—	(29,633)	—
Depreciation & amortization	13,053	(1,830)	—	—	—	—	11,223
Operating expenses(1)	$492,348	$(1,830)	$(38,339)	$(1,214)	$(3,411)	$(29,633)	$417,921
Total cost of revenue and operating expenses	$572,614	$(1,830)	$(38,552)	$(1,486)	$(3,803)	$(32,552)	$494,391

	Nine Months Ended September 30, 2024
	GAAP expense	Amortization of intangible assets	Stock-based compensation expense	Transaction-related expenses	Restructuring expenses	Impairments	Non-GAAP expense
Cost of revenue	$125,890	$(875)	$(387)	$(92)	$—	$(9,930)	$114,606
Sales and marketing	245,801	—	(9,141)	(570)	—	—	236,090
Product, technology, and development	108,484	—	(18,165)	(63)	—	—	90,256
General and administrative	83,682	—	(19,141)	(390)	—	—	64,151
Impairments	134,501	—	—	—	—	(134,501)	—
Depreciation & amortization	7,354	(2,273)	—	—	—	—	5,081
Operating expenses(1)	$579,822	$(2,273)	$(46,447)	$(1,023)	$—	$(134,501)	$395,578
Total cost of revenue and operating expenses	$705,712	$(3,148)	$(46,834)	$(1,115)	$—	$(144,431)	$510,184
(1)
Operating expenses include sales and marketing, product, technology, and development, general and administrative, impairments, and depreciation & amortization.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP net cash and cash equivalents provided by operating activities	$71,165	$56,196	$212,163	$179,757
Purchases of property and equipment	(1,362)	(10,288)	(5,185)	(64,937)
Capitalization of website development costs	(5,794)	(4,607)	(17,447)	(15,314)
Non-GAAP free cash flow	$64,009	$41,301	$189,531	$99,506

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the U.S. ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis because we are unable to accurately predict without unreasonable effort the exact amount or timing of certain reconciling items between such GAAP and non-GAAP financial measures, including, as applicable, depreciation expenses, amortization of intangible assets, non-intangible amortization, stock-based compensation, transaction-related expenses, restructuring expenses, impairments, and income tax effects, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We monitor operating measures of certain non-GAAP items including non-GAAP gross profit, non-GAAP gross margin, non-GAAP expense, non-GAAP net income, and non-GAAP net income per share attributable to common stockholders. These non-GAAP financial measures exclude the effect of amortization of intangible assets, stock-based compensation expense, transaction related-expenses, restructuring expenses, and impairments. Non-GAAP net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders also exclude certain income tax effects and adjustments. Our calculations of non-GAAP net income per share attributable to common stockholders utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. In addition, we evaluate our non-GAAP gross profit in relation to our revenue. We refer to this as non-GAAP gross profit margin and define it as non-GAAP gross profit divided by total revenue. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

We define non-GAAP Adjusted EBITDA as net income (loss) adjusted to exclude: depreciation and amortization, stock‑based compensation expense, transaction-related expenses, restructuring expenses, impairments, other income, net, and provision for (benefit from) income taxes. In addition, we evaluate our non-GAAP Adjusted EBITDA in relation to our revenue. We refer to this as non-GAAP Adjusted EBITDA margin and define it as non-GAAP Adjusted EBITDA divided by total revenue.

We have presented non-GAAP Adjusted EBITDA and non-GAAP Adjusted EBITDA margin because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. We believe non-GAAP Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude. Accordingly, we believe that non-GAAP Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision making.

We define non-GAAP Marketplace (U.S. Marketplace Segment and Other) Adjusted EBITDA as GAAP Marketplace (U.S. Marketplace Segment and Other) operating income adjusted to exclude: depreciation and amortization, stock‑based compensation expense, and transaction-related expenses. In addition, we evaluate our non-GAAP Marketplace (U.S. Marketplace Segment and Other) Adjusted EBITDA in relation to our revenue. We refer to this as non-GAAP Marketplace (U.S. Marketplace Segment and Other) Adjusted EBITDA margin and define it as non-GAAP Marketplace (U.S. Marketplace Segment and Other) Adjusted EBITDA divided by total revenue.

We define Free Cash Flow as cash flow from operations adjusted to include: purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period. The number of paying dealers we have is important to us and we believe it provides valuable information to investors because it is indicative of the value proposition of our marketplace products, as well as our sales and marketing success and opportunity, including our ability to retain paying dealers and develop new dealer relationships.

We define Quarterly Average Revenue per Subscribing Dealer ("QARSD"), which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages, Real-time Performance Marketing, our digital advertising suite, and other digital add-on products during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two. This information is important to us, and we believe it provides useful information to investors, because we believe that our ability to grow QARSD is an indicator of the value proposition of our products and the return on investment that our paying dealers realize from our products. In addition, increases in QARSD, which we believe reflect the value of exposure to our engaged audience in relation to subscription cost, are driven in part by our ability to grow the volume of connections to our users and the quality of those connections, which result in increased opportunity to upsell package levels and cross-sell additional products to our paying dealers.